S.E.CLARK & COMPANY, P.C.
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          Member: S.E.C. Practice Section of the American Institute of
                          Certified Public Accountants


                         Consent of Independent Auditors


As independent auditors, we hereby consent to the inclusion of our reports dated January 14, 2000, in the Amendment No. 4 to Form 10-SB for NuPro Innovations Inc. which include the financial statements of NuPro Innovations Inc. (fka
TrucTech, Inc.) for the periods ended November 30, 1999 and 1998 and the separate financial statements of NuPro Innovations Inc. for the year ended November 30, 1998.


/s/ S.E.Clark & Company, P.C.

Tucson, Arizona
November 8, 2000



          Member: National Association of Certified Valuation Analysts
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  744 N. Country Club Road, Tucson, AZ 85716 (520) 323-7774 Fax (520) 323-8174
                               seclarkcpa@aol.com
                                www.seclarkco.com